UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2006


                               Hughes Supply, Inc.
             (Exact name of registrant as specified in its charter)


            Florida                     001-08772               59-0559446
 (State or other jurisdiction of  (Commission File Number)    (IRS Employer
          incorporation)                                    Identification No.)


      One Hughes Way, Orlando, Florida                           32805
  (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (407) 841-4755

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

           On March 27, 2006, the Compensation Committee of the Board of Directors of Hughes Supply, Inc. (the "Company") terminated the Company's Second Amended and Restated Supplemental Executive Retirement Plan (the "SERP") to be effective immediately prior to the consummation of the merger between The Home Depot, Inc. ("Home Depot") and the Company (the "Merger"), and between March 24 and 27, 2006, each of the 17 senior executive officers who had previously entered into a severance agreement entered into an agreement terminating his severance agreement effective immediately prior to the consummation of the Merger. The termination of the SERP and severance agreements is described under
Item 8.01, which description is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

Termination of Supplemental Executive Retirement Plan and Severance Agreements
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           On March 27, 2006, the Compensation Committee of the Board of
Directors of the Company terminated the SERP to be effective immediately prior to the consummation of the merger between The Home Depot, Inc. ("Home Depot") and the Company (the "Merger"). In connection with the termination of the SERP, each of our 18 senior executive officers will receive the lump sum cash payment equal to the present value of the SERP benefit he would otherwise receive under the SERP in the event of his employment termination for good reason or without cause upon the consummation of the Merger.

           As previously disclosed, we have severance agreements with 17 of our senior executive officers. Between March 24 and 27, 2006, each of these senior executive officers entered into an agreement terminating his severance agreement effective immediately prior to the consummation of the Merger. Under the terms of these March 2006 agreements, each of these 17 senior executive officers will receive a lump sum cash payment equal to the severance payment he would otherwise receive under his severance agreement in the event of his employment termination for good reason or without cause upon the consummation of the Merger. These March 2006 agreements also preserve the senior executive officers' non-competition, non-solicitation and confidentiality covenants set forth in the severance agreements (in a modified form for the five retained senior executive officers listed below) and also preserve the senior executive officers' right to a gross-up payment for excise taxes imposed under Section 4999 of the Internal Revenue Code set forth in the severance agreements.

           The lump sum cash payments for termination of the SERP and severance agreements described above will be made within 15 days after the consummation of the Merger, subject to the execution by the senior executive officers of a general release and compliance with the requirements of Section 409A of the Internal Revenue Code.

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
Employment Agreements
---------------------

           Between March 24 and 27, 2006, The Home Depot Supply, Inc., a wholly owned subsidiary of Home Depot ("Home Depot Supply"), entered into employment agreements with five of the Company's senior executive officers, David Bearman, Stephen Benton, Robert Machaby, Rick McClure and Michael Stanwood, to be effective upon consummation of the Merger. Under these employment agreements, Messrs. Bearman, Benton, Machaby, McClure and Stanwood will have annual base salaries of $500,000, $275,000, $255,000, $300,000 and $300,000, respectively.
Messrs. Bearman, Benton, Machaby and McClure will have the same level of bonus opportunity for Home Depot's 2006 and 2007 fiscal years as under the Company's current bonus plan, and Mr. Stanwood will receive a bonus of at least $300,000 for Home Depot's 2006 fiscal year. The employment agreements provide that Messrs. Bearman, Benton, Machaby, McClure and Stanwood will receive, at the next meeting of Home Depot's Leadership Development and Compensation Committee following the Merger, a grant of shares of restricted Home Depot stock with a value equal to $1,000,000, $275,000, $255,000, $300,000 and $275,000,
respectively, based on the closing price of Home Depot shares on the date of grant. The restrictions on 100% of the shares of restricted Home Depot stock will lapse on the fourth anniversary of the grant date (or the fifth anniversary of the grant date in the case of Mr. Bearman), subject to the senior executive officer's continued employment with Home Depot Supply through such date.

           In addition, under the terms of Mr. Bearman's employment agreement, Mr. Bearman will be eligible to participate in Home Depot's Long Term Incentive Plan (the "LTIP") with an incentive target of 50% of his annual base salary, will receive a special $100,000 hiring bonus within 30 days of completion of the Merger, and will receive a special cash retention bonus of $1 million on each of the first and second anniversary of completion of the Merger, subject to Mr. Bearman's continued employment with Home Depot Supply through the first anniversary and second anniversary of the consummation of the Merger. Under his employment agreement, Mr. Bearman is entitled to receive (i) the unpaid first $1 million special cash retention bonus and his annual bonus for Home Depot's 2006 fiscal year if he is terminated by Home Depot Supply without cause before the first anniversary of the consummation of the Merger and (ii) the unpaid second $1 million special cash retention bonus and his annual bonus for Home Depot's 2007 fiscal year if he is terminated by Home Depot Supply without cause between the first and second anniversary of the consummation of the Merger. In addition, upon Mr. Bearman's termination without cause or his resignation, in each case, after the second anniversary of the Merger, Mr. Bearman will also receive a pro rata share of the LTIP in accordance with the terms of the LTIP, the benefit of any retirement provisions of any Home Depot restricted stock awards, and his annual bonus for the previous fiscal year in the event not previously received.


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
                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2006
                                  Hughes Supply, Inc.


                                  By: /s/ John Z. Pare
                                     -------------------------------------------
                                     John Z. Pare
                                     Senior Vice President, General Counsel and
                                     Secretary












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